UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 6, 2012

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of incorporation	Commission File No.	(I.R.S. Employer Identification No.)
or organization)

3000 Riverchase Galleria, Suite 1700

Birmingham, Alabama 35244

(205) 745-2000

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On July 21, 2010, the Dodd-Frank Wall Street and Consumer Protection Act (the “Dodd-Frank Act”) was enacted into federal law. Section 1503 of the Dodd-Frank Act requires a reporting company operating coal mines or with subsidiaries that operate coal mines to file a Current Report on Form 8-K upon receipt of written notice from the Mine Safety and Health Administration (“MSHA”) of an imminent danger order under Section 107(a) of the Federal Mine Safety and Health Act of 1977 (“Mine Act”).

On March 6, 2012, Jim Walter Resources, Inc., a subsidiary of Walter Energy, Inc., and the operator of the Company’s No. 4 Mine, received an imminent danger order (the “Order”) under section 107(a) of the Mine Act. The Order stated that a miner was observed walking on the conveyor pan in the conveyor chain adjacent to the shearer at shield 102 on the longwall section face while the power was on the conveyor pan and shearer.  The miner was withdrawn from the conveyor pan immediately upon issuance of the Order.  No injuries resulted from the condition described in the Order.

Although no violation of any mandatory health or safety standard was found, a written notice to provide a safeguard was issued under Section 314(b) of the Mine Act in connection with the Order (the “Safeguard”).  The Safeguard, which is a mine-specific safety standard from the date of issuance going forward, requires that no miner may walk in the longwall conveyor pan unless power is removed from the conveyor pan and the shearer machine and disconnecting devices are locked out and suitably tagged out of service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: March 9, 2012	By:	/s/ Earl H. Doppelt
Earl H. Doppelt
Senior Vice-President, General Counsel and Secretary